Exhibit 4.4

HOLOGIC, INC.

4.625% SENIOR NOTES DUE 2028

INDENTURE

Dated as of January 19, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

i

Section 11.10. Successors	80
Section 11.11. Separability	80
Section 11.12. Counterpart Originals	80
Section 11.13. Table of Contents, Headings, Etc.	80
Section 11.14. USA Patriot Act	80
Section 11.15. Calculations	80
Section 11.16. Legal Holidays	80

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF RESTRICTED LEGEND
Exhibit C	FORM OF DTC LEGEND
Exhibit D	FORM OF REGULATION S CERTIFICATE
Exhibit E	FORM OF RULE 144A CERTIFICATE
Exhibit F	FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE
Exhibit G	FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP
Exhibit H	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of January 19, 2018, among Hologic, Inc., a Delaware corporation, as issuer, the Subsidiaries of the Company listed on the signature page hereto and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes, or in all respects as the Initial Notes (except the issue date, issue price and the date of the first payment of interest on the Additional Notes if the Additional Notes are issued after the first payment of interest on the Notes).

“Affiliate” means, with respect to any specified Person: any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Receivables Entity or Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar, co-Registrar, DTC Custodian, or Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the Redemption Price of such Note at February 1, 2023 (exclusive of accrued and unpaid interest to the Make-Whole Redemption Date), such Redemption Price being set forth in the table appearing in Section 3.07(a), plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through February 1, 2023 (exclusive of accrued and unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points, over (B) the principal amount of such Note. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Applicable Procedures” means, with respect to any matter at any time relating to a Global Note, the rules, policies and procedures of the Depositary applicable to such matter.

“Attributable Indebtedness” means, with respect to any Sale and Lease-Back Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock or any other rights to subscribe to or otherwise acquire such Capital Stock.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and

(B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction by reason of such holders owning stock in the Company immediately before the transaction; or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.

“Change of Control Repurchase Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by both Rating Agencies and each Rating Agency’s rating of the Notes on any day during such Ratings Decline Period for such Change of Control is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or the occurrence thereof if such Change of Control occurs prior to the first public announcement thereof). No Change of Control Repurchase Event will be deemed to have occurred in connection with a Change of Control prior to the date such Change of Control has been consummated, and no Change of Control Repurchase Event will be deemed to have occurred in connection with a Change of Control if one or both of the Rating Agencies making the reduction in rating does not publicly announce or confirm or inform the Company in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collaboration Agreement” means any collaboration, development, co-development, joint development, marketing, co-marketing or cross license agreement or any similar arrangement entered into between the Company or any Restricted Subsidiary and any third party (other than a Subsidiary).

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Hologic, Inc., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Company Order” means a written request or order signed in the name of the Company by its chairman of the board, chief executive officer, chief operating officer, chief financial officer, general counsel, president or a vice president, treasurer or an assistant treasurer, controller or an assistant controller, or its secretary or an assistant secretary, and delivered to the Trustee.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:

(1) expense and provision for taxes, paid or accrued (including any penalties and interest related thereto), including, without limitation, the U.S. medical device excise tax and any business license or state or other governmental franchise fees,

(2) Consolidated Interest Expense and charges, deferred financing fees, milestone payments in connection with any investment or series of related investments, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(3) Consolidated Depreciation and Amortization Expense,

(4) non-cash expenses, losses and charges and non-cash revenue loss recorded in respect of purchase accounting (including, but not limited to, revenue not recognized as a result of the write-up of accounts receivable), and non-cash or unrealized exchange, translation or performance expenses, losses and charges relating to any foreign currency hedging transactions or currency fluctuations,

(5) (i) any non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations and (ii) any other non-cash expenses, losses and charges (including, without limitation, incurred pursuant to any equity incentive plan or award or arising from any impairment of intangible assets or goodwill) except to the extent representing an accrual for future cash outlays,

(6) non-cash expenses, losses and charges pursuant to Accounting Standards Codification 715-20, Defined Benefit Plans—General and 715-30, Defined Benefit Plans—Pension (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 158 or related interpretations or guidance), and

(7) all costs or expenses incurred in connection with the payment or accrual of dividend equivalent rights pursuant to any equity incentive plan or award, but only to the extent that equivalent payments are being or have been made with respect to Capital Stock in the Company, minus (without duplication), to the extent included in Consolidated Net Income for such period, any other non-cash income or gain (except to the extent representing an accrual for future cash income or in respect of which cash or other assets were received in a prior period or will be received) and any unusual income or gain, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis;

provided that to the extent included in Consolidated Net Income, (A) currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded in determining Consolidated Adjusted EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of Accounting Standards Codification 815, Derivatives and Hedging (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 133 or related interpretations or guidance) shall be excluded in determining Consolidated Adjusted EBITDA.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations or Swap Obligations and amortization of intangibles, including, but not limited to, goodwill, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:

(a) the interest expense, whether or not paid in cash, of the Company and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, capitalized interest and net payments, if any, pursuant to interest rate Hedging Obligations or Swap Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations, Swap Obligations or other derivative instruments pursuant to Accounting Standards Codification 815, Derivatives and Hedging (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 133 or related interpretations or guidance), (ii) amortization and write-off of deferred financing fees, and (iii) expensing of bridge or other financing fees; plus,

(1) imputed interest attributable to Capital Lease Obligations of the Company and its Restricted Subsidiaries for such period, plus

(2) commissions, discounts, yield and other fees and charges owed by the Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, plus

(3) amortization or write-off of debt discount or premium associated with Indebtedness of the Company and its Restricted Subsidiaries for such period, plus

(4) cash contributions to any employee stock ownership plan or similar trust made by the Company or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person in connection with Indebtedness incurred by such plan or trust for such period, plus

(5) all interest paid or payable with respect to discontinued operations of the Company or any of its Restricted Subsidiaries for such period, plus

(6) all interest on any Indebtedness of the Company or any of its Restricted Subsidiaries of the type described in clause (6) or (7) of the definition of “Indebtedness” for such period, less

(b) (1) interest income of the Company and its Restricted Subsidiaries for such period and (2) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) (including, for the avoidance of doubt, as a result of its application to Convertible Notes issued in exchange for other Convertible Notes).

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Company and its Restricted Subsidiaries for any period, there shall be excluded (without duplication):

(1) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries;

(2) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions;

(3) [reserved];

(4) any fees, expenses, charges or losses recognized during such period, or any amortization or write-off thereof for such period, in connection with the consummation of any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, recapitalization, mergers, refinancing transaction or amendment, waiver or other modification of any debt instrument or similar transactions (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring or unusual costs, expenses or losses recognized during such period as a result of any such transaction;

(5) any non-cash charges incurred pursuant to any equity incentive plan or award;

(6) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) (including, for the avoidance of doubt, as a result of its application to Convertible Notes issued in exchange for other Convertible Notes);

(7) any unusual, non-recurring or extraordinary gain or loss, expense or charge (including, without limitation, any gains, losses, expenses or charges arising out of judgments or litigation settlements that arise out of litigation that exists on the Issue Date and is described in the Offering Circular);

(8) any income, loss, expense or charge (including, without limitation, transaction fees and expenses) for such period attributable to the exchange or extinguishment of Indebtedness, together with any related provision for taxes on any such income;

(9) any net after-tax gains or losses attributable to (i) asset dispositions (including any Qualified Receivables Transaction) and (ii) disposition of minority investments, in each case, other than in the ordinary course of business, as determined in good faith by the Company;

(10) any non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Indebtedness;

(11) expenses, losses and charges with respect to casualty events or business interruption;

(12) any unusual expenses, losses or charges, including, without limitation, any pre-opening, opening, restructuring, closure, integration, transition and similar expenses, losses or charges accrued during such period, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the Company and its Restricted Subsidiaries, including, without limitation, the sale, disposal, closing, abandonment or discontinuance of assets (other than in the ordinary course of business), facilities or operations, severance and curtailments or modifications to pension and post-retirement employee benefit plans, retention payments in connection therewith, asset write-downs or asset disposals, write-downs for purchase and lease commitments, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related costs of exiting products or product lines;

(13) any contingent or deferred obligations (including, but not limited to, obligations in connection with severance, retention, earn-out payments, non-compete payments and consulting payments, together with any interest or similar charge or expense imputed or otherwise accrued in respect of the foregoing, but excluding ongoing royalty payments) incurred in connection with any acquisition made prior to the Issue Date or any future acquisition not prohibited under this Indenture; and

(14) expenses, losses and charges incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or disposition not prohibited under this Indenture, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 12 months of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 12 months).

There shall be excluded from Consolidated Net Income for any period (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets or liabilities, (ii) any non-cash charges recorded in respect of intangible assets, including goodwill, and (iii) the purchase accounting effects of in process research and development expenses and adjustments to property, inventory, accounts receivable (including revenue not recognized as a result of the write up of accounts receivable) and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and its Subsidiaries), in the case of clause (iii), as a result of any acquisition consummated prior to the Issue Date or any future acquisition not prohibited under this Indenture, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness that is secured by a Lien on the Property of the Company or any Restricted Subsidiary minus the amount of unrestricted cash and cash equivalents then held by the Company and its Restricted Subsidiaries as of such date to (ii) Consolidated Adjusted EBITDA of the Company during the Four Quarter Period ending on or prior to such date. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation to, as applicable:

(1) the Incurrence or repayment of any Indebtedness and the issuance, maturity, redemption, conversion, exchange or repurchase of any Disqualified Stock or preferred stock, as applicable, of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Senior Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred on the first day of the applicable Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any such Investment, acquisition, disposition, merger, consolidation or disposed operation, the pro forma calculations shall be made in good faith by the Company, giving effect to any synergies and cost savings reasonably expected to be achieved as a result of such Investment, acquisition, disposition, merger, consolidation or disposed operation, whether or not they could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto. In addition, for purposes of any calculation of this Consolidated Senior Secured Debt Ratio for any Four Quarter Period, without duplication of the foregoing, the Company may give pro forma effect to any operating expense reductions and other operating improvements, cost savings or synergies reasonably expected to be achieved (as certified in an Officers’ Certificate) within 24 months after the date of such Investment, acquisition, disposition, merger, consolidation or disposed operation to the extent such operating expense reductions and other operating improvements, cost savings or synergies are not already reflected in the Company’s Consolidated Adjusted EBITDA.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis in accordance with GAAP required to be reflected as “indebtedness” on a consolidated balance sheet of the Company in accordance with GAAP (other than Indebtedness described in clause (4) of the definition of “Indebtedness” in respect of drawings thereunder to the extent such drawings are reimbursed within 10 Business Days after the date of such drawing) plus (ii) the principal amount of any obligations of any Person (other than the Company or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the Company or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Company).

“Convertible Note Repayment Event” means the repurchase, redemption, repayment, exchange or conversion of a Convertible Note by the Company under the terms of the applicable Convertible Note including, but not limited to, (i) the repurchase of Convertible Notes which the Company is required to repurchase at the option of the holder; (ii) the redemption of Convertible Notes which the Company has the option to call or otherwise redeem from the holder thereof, (iii) the payment by the Company of cash upon the conversion of any Convertible Notes in lieu of shares or (iv) the exchange of Convertible Notes by the Company in accordance with the terms of the applicable Convertible Notes.

“Convertible Note Repayment Obligations” means any cash payment paid or to be paid by the Company or any of its Subsidiaries (i) to a holder of a Convertible Note upon the occurrence of a Convertible Note Repayment Event including, without limitation, the purchase price in regards to the Convertible Note being purchased or repurchased and/or all cash payments of principal, premium, interest, accretion and fees incurred in connection with any redemption, purchase or repurchase in connection with such Convertible Note Repayment Event and/or (ii) on account of any recapture taxes (or any other applicable taxes) due by the Company or any of its Subsidiaries in respect thereto, in each case, in connection with the redemption, repayment, repurchase, conversion or exchange thereof upon a Convertible Note Repayment Event.

“Convertible Notes” means the 2.00% Convertible Senior Notes due 2042 issued by the Company pursuant to that certain Indenture dated as of December 10, 2007 by and between Wilmington Trust Company, as trustee, and the Company and that certain Third Supplemental Indenture dated as of March 5, 2012 by and between Wilmington Trust Company, as trustee and the Company and any other series of convertible notes that may be issued to refinance such Convertible Notes or in exchange therefor.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at 1 Independent Drive, Suite 620, Jacksonville, Florida 32202 Attention: Corporate, Municipal and Escrow Services, and for Agent services such office shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC, or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; or

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are customary or in the case of a “change of control” provision, not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Section 4.09; and provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be requested to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory regulations.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of any political subdivision of the United States.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“DTC Legend” means the legend set forth in Exhibit C.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Excluded Disregarded Entity” means (i) a Foreign Subsidiary or (ii) any Subsidiary of (A) the Company substantially all of the assets of which are Equity Interests in one or more Foreign Subsidiaries that are controlled foreign corporations under Section 957 of the Code and (B) a Foreign Subsidiary.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“Four Quarter Period” means the four full fiscal quarters for which internal financial statements of the Company are available.

“Funded Debt” means any Indebtedness for money borrowed, whether created, issued, incurred, assumed or guaranteed.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession but excluding, for the avoidance of doubt, Regulation G and Item 10(e) of Regulation S-K promulgated by the Commission.

“Global Note” means a Note in registered global form registered in the name of the Depositary or its nominee, without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to be an Investment in any Person which (a) is, or as a result of such Investment becomes, a Restricted Subsidiary or (b) as a result of such investment is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; and, in each case, any Investment held by such Person not acquired in contemplation of such Person’s acquisition by the Company.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means the Person in whose name a Note is registered on the Note Register.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) to the extent not otherwise included in this definition, Hedging Obligations or Swap Obligations of such Person;

(7) all Attributable Receivables Indebtedness;

(8) all obligations of the type referred to in clauses (1) through (7) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations (including, but not limited to, obligations to make payments or distributions to dissenting stockholders, together with any interest or similar charge or expense imputed or otherwise accrued in respect of any such payments or distributions with respect thereto or any of the foregoing) to which the seller may become entitled; provided that to the extent such payment is fixed and determinable (and not otherwise contingent), the amount is paid within 120 days after the date such payment becomes fixed and determinable (and not otherwise contingent), (ii) obligations incurred under ERISA or related to deferred employee or director compensation shall not constitute Indebtedness under this Indenture and (iii) the term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Subsidiary Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

“Initial Notes” means the $400,000,000 aggregate principal amount of the 4.625% Senior Notes due 2028 of the Company issued pursuant to this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Interest Payment Date” means February 1 or August 1 of each year, as applicable.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, (iv) any Designation of a Subsidiary as an Unrestricted Subsidiary or (v) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means January 19, 2018.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Proceeds” from a Sale and Lease-Back Transaction means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, all purchase price adjustments, earn-outs and contingency payment obligations to which a seller may become entitled after the closing of such Sale and Lease-Back Transaction and all holdbacks, in each case, only as and when received in cash, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of (without duplication):

(1) all legal, accounting, title and transfer or recording tax expenses, broker’s fees or commissions and other fees and expenses (including, without duplication, any repatriation costs associated with receipt by the applicable taxpayer of such proceeds) incurred, and all Federal, state, provincial, foreign and local taxes (whether on account of income, gains or otherwise) required to be accrued as a liability under GAAP, as a consequence of such Sale and Lease-Back Transaction;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Sale and Lease-Back Transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Sale and Lease-Back Transaction, or by applicable law, be repaid out of the proceeds from such Sale and Lease-Back Transaction;

(3) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Sale and Lease-Back Transaction and retained by the Company or any Restricted Subsidiary after such Sale and Lease-Back Transaction;

(4) any portion of the purchase price from a Sale and Lease-Back Transaction placed in escrow in connection with that Sale and Lease-Back Transaction; provided, that upon the termination of that escrow, Net Proceeds will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary; and

(5) the amount of any purchase price adjustment, contingent or deferred payment obligation that the Company and/or any Restricted Subsidiary is obligated to pay to another Person in connection with a Sale and Lease-Back Transaction.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Notes” means the Initial Notes and the Additional Notes, if any, issued by the Company pursuant to this Indenture.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the specified Person.

“Officers’ Certificate” means a certificate signed by any two signatories among the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the President or a Vice President, the Treasurer or an Assistant Treasurer, the Controller or an Assistant Controller, or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Offering Circular” means the offering circular of the Company, dated January 16, 2018, related to the offering of the Notes and related Subsidiary Guarantees, including, without limitation, all documents incorporated by reference therein.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S; provided, that any such Regulation S Global Note shall be deemed to be a “temporary global security” for purposes of Rule 904 under Regulation S until the expiration of the Restricted Period.

“Opinion of Counsel” means a written opinion from legal counsel delivered to the Trustee, which counsel may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee.

“Permitted Gen-Probe Asset Sale” means the sale and/or sale leaseback transaction involving the real property interests (fee, leasehold or otherwise) located in San Diego, California then owned by Gen-Probe Incorporated that generates net cash proceeds of less than or equal to $250.0 million.

“Permitted Licenses” means (i) any licenses, sublicenses or cross licenses (collectively, “licenses” for purposes of this paragraph) granted by the Company or a Restricted Subsidiary thereof to third parties or by a third party to the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) any licenses granted by the Company or a Restricted Subsidiary thereof to third parties in settlement of any dispute or litigation with third parties or governmental regulatory authorities or otherwise to comply with any legal or regulatory requirement; (iii) any licenses entered into with a third party in connection with any strategic collaboration (including without limitation any Collaboration Agreement) or any marketing, co-marketing, distribution, manufacturing, outsourcing, supply or joint venture agreement or any similar arrangement; (iv) licenses granted by the Company or a Restricted Subsidiary thereof to third parties or by a third party to the Company or any of its Restricted Subsidiaries that do not materially interfere with the business as conducted on the Issue Date or any other business acquired in connection with any acquisition not prohibited under this Indenture and any businesses similar, related, ancillary or incidental thereto, or that is an adjunct thereto, or a reasonable extension, development or expansion thereof; (v) the licensing of any non-core intellectual property; and (vi) licenses of intellectual property to any Person for an application other than the application for which the Company or its Subsidiaries use such intellectual property or the transfer or licensing of any non-core intellectual property, in the case of each of clauses (i), (iv), (v) and (vi) above, which do not materially interfere with the conduct of the Company’s and its Restricted Subsidiaries’ business, taken as a whole or materially detract from the value thereof and (vii) any license of intellectual property by the Company and/or any of its Restricted Subsidiaries to the Company and/or any of its Restricted Subsidiaries provided that such license is made in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, repairmen’s, materialmen’s, landlord’s and mechanics’ Liens, in each case for sums not yet more than 30 days overdue or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, defects or irregularities of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness;

(6) (i) Liens to secure Indebtedness Incurred pursuant to the Senior Secured Credit Facilities in an aggregate principal amount at any time outstanding and secured pursuant to this clause (6)(i) not to exceed $4,000,000,000.00; (ii) Liens securing Indebtedness permitted to be Incurred in connection with the Permitted Gen-Probe Asset Sale; and (iii) Liens securing Indebtedness consisting of any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness or other Obligations of the Company or any of the Restricted Subsidiaries (provided that the relevant Guarantee constituting such Indebtedness is Guaranteeing Indebtedness or other Obligations of the Company or any other Restricted Subsidiary as a Guarantor that are secured as permitted hereby);

(7) Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (6)(i));

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided that the Liens do not extend to any other property owned by such Person that becomes a Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided that the Liens do not extend to any other property owned by such Person that becomes a Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Non-Guarantor Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(11) Liens securing Hedging Obligations or Swap Obligations so long as such Hedging Obligations or Swap Obligations are not prohibited to be Incurred under this Indenture;

(12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(13) (a) Liens in favor of the Company or the Subsidiary Guarantors, (b) Liens on the property of any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor in favor of the Company or any other Restricted Subsidiary of the Company and (c) Liens on the property of any Subsidiary of the Company that is not a Restricted Subsidiary of the Company in favor of the Company or any of its Restricted Subsidiaries;

(14) (x) leases or subleases granted to third parties entered into in the ordinary course of business or consistent with past practice, in each case which do not materially interfere with the conduct of the business of the Company and the Restricted Subsidiaries and which do not secure any Indebtedness, (y) Liens arising under, pursuant to, as a result of or in connection with Permitted Licenses and (z) any other Liens (not securing Indebtedness) arising under, pursuant to, or as a result of, Collaboration Agreements or joint venture agreements;

(15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default;

(16) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21) liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) Liens on the Capital Stock of Unrestricted Subsidiaries;

(23) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s supplier at which such equipment is located;

(24) Liens arising in connection with and/or from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(26) liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens (i) solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment, (ii) consisting of an agreement to dispose of any property not prohibited to be sold, leased, licensed or otherwise disposed of hereunder or (iii) consisting of a disposition by a Restricted Subsidiary (including by way of merger) to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (including, without limitation, through the issuance of Capital Stock of the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary);

(29) (x) Liens on securities that are the subject of repurchase agreements not prohibited hereunder and (y) restrictions on transfers under applicable securities laws;

(30) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(31) Liens arising solely from precautionary Uniform Commercial Code financing statements or similar filings;

(32) ground leases in respect of real property owned or leased by the Company or any of its Subsidiaries and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary (including, without limitation and for the avoidance of doubt, any interest or title of a lessor under any lease of real estate not prohibited hereunder);

(33) three-way technology escrow agreements entered into in the ordinary course of business using reputable escrow agents in connection with the license, development and distribution agreements of the Company or the Restricted Subsidiaries, pursuant to which intellectual property of the Company or the Restricted Subsidiaries, as applicable, are placed in escrow for the benefit of the party to the agreement; provided that (i) the escrowed technology or intellectual property is only released to the party to the agreement upon the bankruptcy, cessation of business, repudiation of material obligations or similar industry standard trigger events of the Company or the Restricted Subsidiaries and (ii) upon such release, the use of the party to the agreement is limited to its internal use only, consistent with the manner in which the technology or intellectual property was used by the Company and/or the Restricted Subsidiaries on behalf of the party to the agreement prior to the technology’s or intellectual property’s release from escrow;

(34) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) and (37); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness described under foregoing clauses (7), (8), (9) or (37) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(35) (x) Liens on one or more escrow accounts in which the proceeds of offerings of senior notes are placed, pending satisfaction of the conditions for release thereof, pursuant to customary escrow arrangements and (y) Liens of the applicable trustee in connection with any discharge and/or defeasance of any Indebtedness on proceeds deposited with such trustee for such purpose to the extent not otherwise prohibited hereunder;

(36) other Liens securing Indebtedness to the extent that such Indebtedness, immediately after giving effect to the Incurrence thereof and when taken together with all other Indebtedness secured by Liens Incurred pursuant to this clause (36) and outstanding on the date such other Lien is Incurred (but not including any Indebtedness being Refinanced with the proceeds of the Indebtedness being Incurred), does not exceed the greater of $750.0 million or 9.0% of Total Assets; and

(37) Liens securing Capital Lease Obligations and purchase money obligations (including in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) and otherwise securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alternations or improvements of property, if the Indebtedness and the related Liens are incurred within 18 months of the later of such acquisition of property or completion of construction or addition, repairs, alterations or improvements, as the case may be.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above at any time, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition at such time and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses at such time.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Personal or Real Property” means any Property other than Property that, in the opinion of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock, inventory and receivables.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time of such financing (as determined in good faith by the Company).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Indebtedness described in clause (6)(i) of the definition of “Permitted Liens” shall not be deemed a Qualified Receivables Transaction.

“Rating Agencies” means:

(1) S&P;

(2) Moody’s; or

(3) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or of the Company’s intention to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as any Rating Agency rating the notes as of the beginning of the Ratings Decline Period has publicly announced during the Ratings Decline Period that the rating of the notes is under consideration for downgrade by such Rating Agency.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and:

(1) in either of clause (a) or (b), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings); and

(2) in the case of clause (b),

(A) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(B) is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, purchase, redeem, substitute, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. For the avoidance of doubt, such Indebtedness may be Incurred subsequent to the repayment or extinguishment of other Indebtedness that is being refinanced or replaced so long as the Incurrence of such Indebtedness was contemplated as of the date such other Indebtedness was repaid or extinguished. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division—Corporate Finance Unit (or any successor unit) of the trustee located at the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05(a) shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Legend” means the legend in the form attached as Exhibit B hereto.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring the Note (or beneficial interest therein) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services LLC, a division of S&P Global Inc., and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing for a period of more than three years by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing, provided, however, that a Sale Lease-Back Transaction shall not include any transaction that would qualify as a Permitted Gen-Probe Asset Sale.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries that is secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Secured Credit Facilities” means (i) the credit and guaranty agreement dated as of October 3, 2017, among the Company, Hologic GGO 4 Ltd., certain of its subsidiaries that are or may become designated borrowers from time to time, the Company’s Subsidiaries that are Guarantors thereof, and Bank of America, N.A., as administrative agent, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements, indentures or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or Guarantors or otherwise, and (ii) whether or not the agreements referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “Senior Secured Credit Facilities”, one or more (x) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to lenders or to special purpose entities formed to borrow from lenders against such receivables or inventory) or letters of credit, (y) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (z) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, Guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (whether or not upon termination, and whether or not with the original lenders or otherwise).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company or another Receivables Entity that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Indenture Obligations.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that guarantees the Company’s Indenture Obligations.

“Supplemental Indenture” means a supplemental indenture substantially in the form attached as Exhibit H hereto.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time, or any successor statute (including, without limitation, any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement).

“Test Period” means the Company’s most recently ended four fiscal quarters for which internal financial statements are available (as determined in good faith by the Company).

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made (the “Transaction Date”), with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Senior Secured Debt Ratio.

“Transaction Date” has the meaning set forth in the definition of Total Assets.

“Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) equal to the period from such Make-Whole Redemption Date to February 1, 2023; provided, however, that if the period from such Make-Whole Redemption Date to February 1, 2023, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to February 1, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in all of the Company’s Credit Facilities (including the Senior Secured Credit Facilities), whether on or subsequent to the Issue Date, and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the full and timely payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company of which the Company owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares, of such Restricted Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in Section
“act”	11.02
“Agent Members”	2.09
“Change of Control Offer”	4.09
“Change of Control Repurchase Date”	4.09
“Change of Control Repurchase Price”	4.09
“Covenant Defeasance”	9.01
“effective date”	4.19
“Event of Default”	6.01
“Legal Defeasance”	9.01
“Limited Condition Acquisition”	4.14
“Make-Whole Redemption Date”	3.07
“Note Register”	2.09
“Paying Agent”	2.03
“Registrar”	2.03
“Successor Company”	5.01

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) words used herein implying any gender shall apply to both genders;

(7) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(8) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(9) references to sections of or rules under the Securities Act, the Exchange Act or the Trust Indenture Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(10) references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations 144A, Regulation S; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note (other than an Offshore Global Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note, will bear the DTC Legend.

(3) [reserved].

(4) Initial Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (2) after an Initial Note is sold pursuant to an effective registration statement under the Securities Act, then, in the case of either (1) or (2), the Company may provide the Trustee with a Company Order instructing the Trustee to cancel the Note and authenticate and deliver to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee)~~,~~ that does not bear the Restricted Legend, together with an Officers’ Certificate and an Opinion of Counsel, and the Trustee will comply with such Company Order. Any such exchange with respect to Global Notes shall comply with Applicable Procedures.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication; Additional Notes.

(a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $400,000,000; and

(ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company (provided that if the Additional Notes are not fungible with the Initial Notes for U.S. Federal income tax purposes, such Additional Notes will have a different CUSIP);

after receipt by the Trustee of a Company Order specifying:

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes or Additional Notes,

(C) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(D) other information the Company may determine to include or the Trustee may reasonably request.

(d) Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture and will vote together as one class on all matters with respect to the Notes.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more “Registrars” and one or more “Paying Agents”, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 9) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent and to act as DTC Custodian with respect to the Global Notes.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any Redemption Date in accordance with Article III or date for purchase of the Notes pursuant to an offer to purchase Notes pursuant to Section 4.09, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP, ISIN, CINS or Other Similar Numbers. The Company in issuing the Notes may use “CUSIP”, “ISIN”, “CINS” or other similar numbers, and the Trustee will use CUSIP, ISIN, CINS or other similar numbers in notices of redemption or exchange or in offers to purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or offer to purchase. The Company will promptly notify the Trustee of any change in the CUSIP, ISIN, CINS or other similar numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Note Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend. The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by DTC or any Depositary.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, (1) except as set forth in Section 2.09(b)(4) and (2) except that transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.11.

(3) Members of, or direct or indirect participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend; provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in an Offshore Global Note prior to the expiration of the Restricted Period will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an offer to purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an offer to purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the Redemption Date or date of purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)	No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in an Offshore Global Note during the Restricted Period. If the requested transfer involves a beneficial interest in an Offshore Global Note during the Restricted Period, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in an Offshore Global Note following the expiration of the Restricted Period, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein).

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(e) Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any U.S. Federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Each Holder by acceptance of its Notes agrees to indemnify the Trustee against liability that may result from the transfer, exchange or assignment of such Holder’s interest in the Note in violation of any provision of this Indenture and/or applicable U.S. Federal and state securities laws.

Section 2.11. Offshore Global Notes.

(a) Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that shall be deemed a “temporary global note” for purposes of Regulation S until the expiration of the Restricted Period, whereupon such Offshore Global Note will henceforth be deemed a “permanent global note” for purposes of Regulation S and the “temporary global note” shall also be deemed cancelled.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in an Offshore Global Note prior to the expiration of the Restricted Period shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until (x) the expiration of the Restricted Period or (y) such beneficial interest is transferred for an interest in another Global Note or a Certificated Note.

Section 2.12. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Section 2.13. Defaulted Interest. If the Company defaults on a payment of interest when due on the Notes, it shall pay the defaulted interest, and, to the extent lawful, interest on the defaulted interest at a rate per annum that is 1% in excess of 4.625%, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date fixed by the

Company, which date shall be at least five Business Days prior to the payment date fixed by the Company. At least 10 days before such special record date, the Company shall mail or send to each Holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Election to Redeem; Notices to Trustee. If the Company elects to redeem Notes pursuant to this Article 3, at least 30 days prior to the Redemption Date but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of such Notes to be redeemed and the Redemption Price. Notice given to the Trustee pursuant to this Section 3.01 may, at the Company’s discretion, state that any such redemption is subject to the satisfaction of one or more conditions precedent. For the avoidance of doubt, the provisions described in this Article 3 shall not apply to repurchases of Notes by the Company on the open market or in privately negotiated transactions.

Section 3.02. Selection by Trustee of Notes to be Redeemed. If the Company redeems fewer than all of the Notes at any time, the Trustee will select the Notes to be redeemed by lot, on a pro rata basis or by any other method the Trustee deems to be fair and appropriate (or, in the case of Global Notes, based on the method required by the Depositary or, if it is not so required, a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate), unless otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed.

The Company will redeem Notes of $2,000 or less in whole and not in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption. The Company will cause notices of redemption to be mailed by first-class mail (or electronic transmission in the case of Global Notes) at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes (with a copy to the Trustee) to be redeemed at its registered address. The Company may provide in the notice that payment of the Redemption Price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another Person. Any notice may, at the Company’s discretion, state that the redemption is subject to the satisfaction of one or more conditions precedent.

The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that unless the Company defaults in making the redemption payment, or any condition to such redemption is not satisfied or waived, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) if such redemption is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(h) the aggregate principal amount of Notes that are being redeemed;

(i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense; provided, however, that the Company has delivered to the Trustee, at least five Business Days prior to the date on which such notice is to be given (unless a shorter notice shall be agreed to in writing by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice together with the notice to be given setting forth the information to be stated in such notice as provided in the preceding paragraph.

If any condition precedent provided for in the notice of redemption has not been satisfied following delivery of such notice pursuant to this Section 3.03, the Company shall notify the Trustee in writing prior to the close of business two Business Days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice by the Trustee, (i) the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice; and (ii) the Trustee shall deliver such notice to each Holder in the same manner in which the notice of redemption was given.

Section 3.04. Effect of Notice of Redemption. Once the notice of redemption described in Section 3.03 is mailed (or delivered) and any conditions precedent to such redemption have been satisfied, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus interest accrued to the Redemption Date; provided that (a) if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date; and (b) if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed (or delivered) in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05. Deposit of Redemption Price. On or prior to [11:00 A.M.], New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to Section 3.04(a), accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from, and including, the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new Note (or transfer by book-entry) in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the Redemption Date for such Notes, subject to the satisfaction of any conditions precedent. On and after such Redemption Date, unless the Company defaults in payment of the Redemption Price on such Redemption Date, or any conditions precedent are not satisfied, interest ceases to accrue on the Notes or portions thereof called for such redemption.

Section 3.07. Optional Redemption. Except as set forth below in this Section 3.07, the Notes may not be redeemed at the option of the Company.

(a) At any time or from time to time on or after February 1, 2023, the Company, at its option, may redeem the Notes, in whole or in part, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on February 1 of the years indicated below (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date):

Year	Percentage
2023	102.312%
2024	101.541%
2025	100.770%
2026 and thereafter	100.000%

(b) At any time or from time to time prior to February 1, 2021, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 104.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date); provided that:

(i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.

(c) At any time or from time to time prior to February 1, 2023, the Company may also redeem all or any portion of the Notes at a Redemption Price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the Redemption Date (a “Make-Whole Redemption Date”) (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date). Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(c), and the Trustee shall not be responsible for such calculation.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08. No Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal, Premium and Interest.

(a) The Company agrees to pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and , to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes and Section 2.13.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States of America for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Reports to Holders.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to the Trustee any such information, documents or reports that are not so filed at the times specified for such filings under such Sections. The Trustee shall have no responsibility to determine if any such filing has occurred. Delivery of the reports, information and documents in accordance with this paragraph shall satisfy the Company’s obligation to make such delivery, but, in the case of the Trustee, such delivery shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(b) Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, the Company will be deemed to have cured such Default for purposes of Section 6.01(d) upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 60 days after written notice to the Company of such failure from the Trustee or the Holders of at least 25% of the principal amount of the outstanding Notes (with a copy to the Trustee).

(c) To the extent not satisfied by the foregoing, for so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) The Company will comply with Section 314(a) of the Trust Indenture Act.

Section 4.04. Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section 4.04 shall not prohibit any transaction otherwise permitted by Article 5.

Section 4.05. Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have a Paying Agent for the Notes, it will, prior to [11:00 a.m.], New York City time, on each due date of the principal of (and premium, if any) or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.06. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (b) all lawful claims against the Company or any Restricted Subsidiary for labor, materials and supplies, which in the case of either clause (a) or (b) of this Section 4.06, if unpaid, might by law become a lien upon a Property; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) where such failure to pay or discharge such tax, assessment, charge or claim would not have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.07. Limitation on Liens.

(a) Except as provided in Section 4.11 hereof, the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its Principal Personal or Real Property (including Capital Stock of a Subsidiary Guarantor), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness for borrowed money of the Company or any Subsidiary Guarantor on any of its Principal Personal or Real Property (whether owned at the Issue Date or thereafter acquired), other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured on the same property for so long as such obligations are so secured.

(b) Any Lien on any Principal Personal or Real Property created for the benefit of the Holders pursuant to Section 4.07(a) shall be deemed automatically and unconditionally released and discharged upon the release and discharge of all Liens on the same Principal Personal or Real Property (other than Permitted Liens and Liens incurred in compliance with Section 4.11 hereof).

(c) The expansion of Liens by virtue of the following shall not be deemed to be an incurrence of Liens for the purposes of this Section 4.07: (i) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (ii) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; (iii) changes in value of Indebtedness attributable to movement in the mark-to-market valuation thereof; (iv) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to repurchase such Indebtedness and (v) Indebtedness incurred solely as a result of fluctuations in the exchange rate of currencies.

(d) For purposes of determining compliance with this Section 4.07, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or may be incurred in compliance with Section 4.11 hereof, the Company shall, in its sole discretion, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this covenant (including by complying with Section 4.11 hereof) and the definition of Permitted Liens.

Section 4.08. Limitations on Sale and Lease-Back Transactions. Except as provided in Section 4.11 hereof, the Company will not, and will not permit any Subsidiary Guarantor to, consummate any Sale and Lease-Back Transaction with respect to any Principal Personal or Real Property with another Person (other than with the Company or a Subsidiary Guarantor) unless:

(a) the Company or such Subsidiary Guarantor could incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Notes;

(b) the property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair value (as determined by the Company in good faith); or

(c) within 365 days of the effective date of any such Sale and Lease-Back Transaction, the Company applies the Net Proceeds of the sale of the leased property, less the amount of Net Proceeds used to prepay, redeem or purchase the Notes, (i) to the prepayment or retirement of Funded Debt of the Company and its Subsidiaries (which may include the Notes), (ii) to pay any Convertible Note Repayment Obligations; and/or (iii) the acquisition, construction or improvement of any property or assets.

Section 4.09. Repurchase of Notes Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that the Company repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in this Indenture, except that the Company shall not be obligated to repurchase the Notes pursuant to this Section 4.09 in the event that the Company has exercised the right to redeem all of the Notes as described in Section 3.07. In the Change of Control Offer, the Company will offer to repurchase all of the Notes at a repurchase price (the “Change of Control Repurchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase (the “Change of Control Repurchase Date”) (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been repurchased prior to such Regular Record Date). The Change of Control Repurchase Date will be a date fixed by the Company to be a Business Day no earlier than 30 nor later than 60 days from the date notice of the Change of Control Offer is mailed (or sent); provided that the Change of Control Repurchase Date may not occur prior to the effectiveness of the Change of Control.

(b) Within 30 days after any Change of Control Repurchase Event or, at the Company’s option, prior to such Change of Control Repurchase Event but after it is publicly announced (provided that a definitive agreement is in place for such Change of Control), the Company must notify the Trustee and give written notice of the Change of Control Repurchase Event to each Holder of Notes, by first-class mail, postage prepaid (or electronic transmission in the case of Global Notes), at its address appearing in the Note Register. The notice must state, among other things:

(i) that a Change of Control Repurchase Event has occurred or may occur and the date of such event;

(ii) the Change of Control Repurchase Price and the Change of Control Repurchase Date;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Repurchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Repurchase Date; and

(v) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c) The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations. The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly surrendered and not withdrawn under such Change of Control Offer.

(d) On the Change of Control Repurchase Date, the Company will, to the extent permitted by law (and, at its election, in the case of clause (iii)(x) below):

(i) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Repurchase Price in respect of all Notes or portions thereof so tendered; and

(iii) deliver, or cause to be delivered, to the Trustee (x) for cancellation the Notes so accepted and (y) an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in the last sentence of subsection (c) of this Section 4.09, repurchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 days nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above), to redeem all Notes that remain outstanding following such repurchase at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date).

(f) The Company’s obligation to make an offer to repurchase the Notes pursuant to this Section 4.09 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding in accordance with Article 8 of this Indenture.

Section 4.10. Additional Guarantees. If the Company or any Wholly Owned Subsidiary of the Company (other than a Receivables Entity or an Excluded Disregarded Entity) that is a Restricted Subsidiary acquires or creates another Wholly Owned Subsidiary that is a Restricted Subsidiary (other than a Subsidiary Guarantor, a Receivables Entity, an Excluded Disregarded Entity or an Unrestricted Subsidiary) after the Issue Date that provides a guarantee of the Company’s obligations under any Credit Facility (including the Senior Secured Credit Facilities) with an aggregate principal or committed amount of at least $250,000,000, then, within 60 days after such Restricted Subsidiary provides such guarantee, such newly acquired or created Restricted Subsidiary will execute a Supplemental Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; provided, that this Section 4.10 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Subsidiary shall not be required to comply with the 60-day period in this Section 4.10.

Notwithstanding the foregoing, a Subsidiary Guarantee of a Subsidiary Guarantor will be automatically released:

(a) upon a sale or disposition of such Subsidiary in a transaction that is not prohibited under this Indenture such that such Subsidiary ceases to be a Subsidiary;

(b) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(c) if the Company exercises its Legal Defeasance option or Covenant Defeasance option as described in Article 9 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(d) upon the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Facilities, in the case of the Subsidiary Guarantees issued on the Issue Date, or the release or discharge of such other guarantee that resulted in the creation of such Subsidiary Guarantee, except, in each case, a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to this Section 4.10); or

(e) as provided for under Article 8;

Section 4.11. Exempted Transactions.

(a) Notwithstanding the provisions of Sections 4.07 and 4.08 hereof, the Company and any Subsidiary Guarantor may also (1) create, incur or assume any Lien upon any property, assets or revenues, or (2) consummate any Sale and Lease-Back Transaction if: (i) the aggregate outstanding principal amount of all Secured Indebtedness for borrowed money of the Company and the Subsidiary Guarantors that is secured by Liens on any Principal Personal or Real Property plus (ii) the aggregate Attributable Indebtedness in respect of Sale and Lease-Back Transactions that are subject to the restrictions on Sale and Lease-Back Transactions set forth in Section 4.08 hereof does not exceed an amount that would cause the Consolidated Senior Secured Debt Ratio for the Test Period immediately preceding the creation, incurrence or assumption of such a Lien or consummation of such Sale and Lease-Back Transaction, as applicable, to be greater than 4.00 to 1.00, calculated on a pro forma basis after giving effect to the creation, incurrence or assumption of such Lien and/or such Attributable Indebtedness in respect of Sale and Lease-Back Transactions that is subject to the restrictions on Sale and Lease-Back Transactions set forth in Section 4.08 hereof. The Company and any Subsidiary Guarantor may guarantee any Lien created, incurred or assumed and any Sale and Lease-Back Transaction consummated, in each case, in compliance with this Section 4.11.

(b) In the event any Lien is created, incurred or assumed or any Sale and Lease-Back Transaction is consummated, in each case, in reliance upon compliance with the Consolidated Senior Secured Debt Ratio set forth in Section 4.11(a) hereof concurrently with the creation, incurrence or assumption of any Permitted Lien, then solely for purposes of calculating the Consolidated Senior Secured Debt Ratio at such time (but, for the avoidance of doubt, not in any subsequent calculation of the Consolidated Senior Secured Debt Ratio at a subsequent time), the Consolidated Senior Secured Debt Ratio will be calculated without regard to the creation, incurrence or assumption of any such Permitted Lien.

Section 4.12. Compliance Certificate.

(a) The Company and each Guarantor shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year, an Officers’ Certificate that need not comply with Section 11.05 as to the signing Officers’ knowledge of the Company’s and/or such Guarantor’s, as applicable, compliance with all applicable conditions and covenants contained in this Indenture. For purposes of this Section 4.12(a), such compliance shall be determined without regard to any grace period or requirement of notice provided under this Indenture. Any notice required to be given under this Section 4.12(a) shall be delivered to the Trustee at its Corporate Trust Office.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.13. Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.14. Financial Calculations for Limited Condition Acquisitions. In connection with any Limited Condition Acquisition and any related transactions (including any financing thereof), at the Company’s election, (a) compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the date a definitive agreement for such Limited Condition Acquisition is entered into (the “effective date”) and not as of any later date as would otherwise be required under this Indenture, and (b) any calculation of the Consolidated Senior Secured Debt Ratio, any amount based on a percentage of Total Assets, or any other determination under any basket or ratio under this Indenture, may be made as of such effective date and, to the extent so made, will not be required to be made at any later date as would otherwise be required under this Indenture, giving pro forma effect to such Limited Condition Acquisition and any related transactions (including any Incurrence of Indebtedness and the use of proceeds thereof). If the Company makes such an election, any subsequent calculation of any such ratio, percentage and/or basket (unless the definitive agreement for such Limited Condition Acquisition expires or is terminated without its consummation) shall be calculated on an equivalent pro forma basis. As used herein, the term “Limited Condition Acquisition” means any acquisition by one or more of the Company and its Restricted Subsidiaries of any assets, business or Person or any other Investment not prohibited by this Indenture whose consummation is not expressly conditioned on the availability of, or on obtaining, third party financing.

ARTICLE 5

SUCCESSORS

Section 5.01. Consolidation, Merger and Sale of Assets of the Company.

(a) The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all the assets of the Company and its Restricted Subsidiaries (taken as a whole) to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) are not prohibited by this Indenture, provided, however, that clause (2) of this Section 5.01(a) will not be applicable to (x) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (y) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

(b) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c) The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of, premium (if any) and interest on the Notes.

(d) Notwithstanding the foregoing provisions, this Section 5.01 will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of the Subsidiary Guarantors.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default”:

(a) a failure to pay interest on the Notes that continues for a period of 30 days after payment is due;

(b) a failure to pay the principal of, or premium, if any, on the Notes when due upon maturity, redemption, required repurchase, acceleration or otherwise;

(c) a failure to comply with any of the Company’s and the Subsidiary Guarantors’ other agreements contained in this Indenture and applicable to the Notes (other than a failure that is subject to clause (a) or (b) of this Section 6.01) for a period of 90 days after receipt by the Company of written notice of such failure from the Trustee or receipt by the Company and the Trustee of written notice of such failure from the Holders of at least 25% of the principal amount of the outstanding Notes;

(d) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $250.0 million, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 30 days after written notice of such default given by the Trustee or the Holders of not less than 25.0% in principal amount of the outstanding Notes to the Company and the Trustee or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 30 days of receipt of notice of such acceleration to the Company and the Trustee given by the Trustee or the Holders of not less than 25.0% in principal amount of the outstanding Notes;

(e) one or more judgments or orders that exceed $250.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 90 days after such judgment or judgments became final and nonappealable;

(f) any Subsidiary Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Subsidiary Guarantee, and any such Default continues for 10 days;

(g) the Company or any Significant Subsidiary:

(i) commences a voluntary insolvency proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(g); and

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of their property;

(iii) orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary;

(iv) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary; or

(v) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 consecutive days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02. Acceleration of Maturity; Rescission. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company) shall have occurred and be continuing, either the Trustee (if the Event of Default is known to the Responsible Officers of the Trustee) or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable, by notice in writing to the Company and the Trustee specifying (x) the Event of Default that occurred and is continuing and (y) that such notice is an acceleration notice, the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the applicable Person, the Holders of a majority in principal amount of the Notes then outstanding may cancel such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal that has become due solely because of the acceleration and all amounts owing to the Trustee have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes, as the case may be, or to enforce the performance of any provision of the Notes, the Subsidiary Guarantees or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Notes may on behalf of the Holders of all the affected Notes waive any past Default or Event of Default with respect to the Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default or Event of Default (1) in the payment of interest or premium, if any, on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 6.06. Limitation on Suits. No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for any remedy hereunder, unless:

(a) the Trustee has failed to institute such proceeding for 60 days after the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes,

(b) the Holders of at least 25% in aggregate principal amount of outstanding Notes have made a written request to the Trustee to institute such proceeding as Trustee, and offered security or indemnity acceptable to the Trustee; and

(c) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction that is inconsistent with such request.

However, the Holder of any Note will have an absolute and unconditional right to receive payment of the principal of, and premium, if any, or interest on, such Note on or after the date or dates they are required to be paid as expressed in such Note and to institute suit for the enforcement of any such payment.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10. Priorities. Any money or property collected by the Trustee pursuant to this Article 6 shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee may exercise such of the rights and powers vested in it under this Indenture, and will use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f) The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Officers’ Certificate, or signed by an Officer, and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(d) The Trustee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default from the Company or by the Holders of at least 25% of the aggregate principal amount of the outstanding Notes is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; accidents; labor disputes; acts of civil or military authority and governmental action.

(n) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09.

Section 7.04. Trustee’s Disclaimer. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to and shall not be responsible for the validity, sufficiency or adequacy of this Indenture or of the Notes or any Subsidiary Guarantee. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Subsidiary Guarantees. The Trustee makes no representation as to and shall not be responsible for any statement or recital herein or any statement in the Offering Circular or any other document in connection with the sale of the Notes. The Trustee shall not be responsible for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the Notes. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any Rating Agency. The Trustee shall have no obligation to independently determine or verify if any Change of Control Repurchase Event or any other event has occurred or notify the Holders of any such event.

Section 7.05. Notice of Defaults.

(a) Within 90 days after the occurrence thereof, and if actually known to a Responsible Officer of the Trustee, the Trustee shall give to the Holders of the Notes notice of each Default or Event of Default known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Note Register, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Notes when and as the same shall become payable, or to make any sinking fund payment as to Notes (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this

Indenture), the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06. Compensation and Indemnity.

(a) The Company shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence as finally adjudicated by a court of competent jurisdiction.

(b) The Company and the Subsidiary Guarantors, jointly and severally, shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability, fees, costs, or expense, including, without limitation, reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs), and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification. The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder. In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

(c) Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or negligence as finally adjudicated by a court of competent jurisdiction.

(d) As security for the performance of the obligations of the Company in this Section 7.06, the Trustee shall have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Notes.

(e) The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f) In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g) For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.

Section 7.07. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.09 or in the circumstances described in Trust Indenture Act Section 310(b);

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.09, any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.06, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail or send notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the lien and Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

(g) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.08. Successor Trustee by Consolidation, Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.S. Federal or state authorities. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a), and the Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50.0 million as set forth in the most recent applicable published annual report of condition.

ARTICLE 8

AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture without the consent of any Holder to:

(1) cure any ambiguity, defect, mistake or inconsistency in this Indenture, as set forth in an Officers’ Certificate;

(2) provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) comply with the requirements of Section 4.09 or Article 5, as set forth in an Officers’ Certificate;

(4) evidence and provide for the acceptance of appointment by a successor Trustee;

(5) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, as set forth in an Officers’ Certificate;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor, as set forth in an Officers’ Certificate;

(7) secure the Notes;

(8) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(9) conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes”, contained in the Offering Circular, as set forth in an Officers’ Certificate;

(10) allow any Subsidiary Guarantor to execute a Supplemental Indenture; provided, that any supplemental indenture for the purpose of permitting any existing or future Subsidiary to provide a Subsidiary Guarantee may be signed by the Company, the Subsidiary providing the Guarantee and the Trustee; and

(11) provide for the release of a Guarantee of the Notes by a Restricted Subsidiary of the Company where such release is otherwise not prohibited under this Indenture and would not result in a Default or an Event of Default.

Section 8.02. With Consent of Holders.

(a) The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any past Default or compliance with any provisions of this Indenture may also be waived (except a default in the payment of principal, premium or interest and a default under clause (b) of this Section 8.02) with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes.

(b) However, no such modification or amendment may, without the consent of each Holder of Notes affected thereby:

(1) change the due date of the principal of, or any installment of principal of or interest on, the Notes;

(2) reduce the principal amount of, or any premium or interest rate on, the Notes;

(3) change the place or currency of payment of principal of, or any premium or interest on, the Notes;

(4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case as described under Section 3.07;

(5) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, after the due date thereof; or

(7) reduce the percentage in principal amount of the Notes then outstanding, the consent of whose Holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults.

(c) Except as provided in Sections 6.02, 6.04 and 6.07, clause (b) of this Section 8.02 and the immediately succeeding sentence, the Holders of a majority of the principal amount of then outstanding Notes may waive future compliance by the Company with any provision of this Indenture. The Holders of at least a majority in principal amount of then outstanding Notes may waive any past Default under this Indenture, except a failure by the Company to pay the principal of, or any premium or interest on, any Notes or a provision that cannot be modified or amended without the consent of the Holders of all outstanding Notes.

(d) In determining whether the Holders of the required principal amount of Notes have concurred in any direction, notice, waiver or consent, Notes owned by the Company or any Subsidiary, or by any Affiliate of the Company or any Subsidiary, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

(e) It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(f) After an amendment that requires the consent of the Holders of the Notes becomes effective, the Company shall mail or send to each registered Holder of the Notes at such Holder’s address appearing in the Note Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment.

(g) Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture pursuant to Section 8.01 or this Section 8.02, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders in the case of a supplemental indenture pursuant to Section 8.02(a), and upon receipt by the Trustee of the documents described in Section 8.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03. Revocation and Effect of Consents. After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, subject to Section 11.02(d), any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver in accordance with Section 11.02(d).

Section 8.04. Notation on or Exchange of Notes. If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors; provided that the legal counsel delivering such Opinion of Counsel may rely on matters of fact set forth in one or more Officers’ Certificates of the Company.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Satisfaction and Discharge of Liability on Notes; Defeasance.

(a) This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when:

(1) either:

(A) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption without conditions pursuant to the provisions described under Section 3.07 and, in any case, the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company and delivered to the Trustee if U.S. Government Obligations are delivered, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(2) in respect of clause (a)(1)(B) of this Section 9.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith),

(3) the Company or any Subsidiary Guarantor has paid all sums payable by it under this Indenture, and

(4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(b) The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the related Subsidiary Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes and the related Subsidiary Guarantees, except as to:

(1) the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes under Section 2.06, registration of Notes under Section 2.09, mutilated, destroyed, lost or stolen Notes under Section 2.04, and the maintenance of an office or agency for payment under Section 2.03 and money for security payments held in trust under Section 4.05;

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s obligation in connection therewith; and

(4) the applicable provisions of this Article 9.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to (A) their respective obligations under Sections 4.03, 4.04 and 4.06 through 4.12, inclusive, with respect to the outstanding Notes and (B) the operation of Sections 6.01(c), (d), (e), (f), (g) or (h) (only as such clauses (g) or (h) apply to Significant Subsidiaries) with respect to outstanding Notes (“Covenant Defeasance”) on and after the conditions in Section 9.02 with respect to Covenant Defeasance are satisfied, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

(c) If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

(d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(e) Notwithstanding clauses (a) and (b) of this Section 9.01, the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.06, 7.07, 9.05 and 9.06 shall survive with respect to the Notes until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 7.07, 9.05 and 9.06 shall survive.

Section 9.02. Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company and delivered to the Trustee if U.S. Government Obligations are delivered, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on such Notes;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:

(1) the Company has received from, or there has been published by the Internal Revenue Service, a ruling; or

(2) since the Issue Date, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(d) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds and the grant of any related liens to be applied to such deposit);

(f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others; and

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Company’s obligations and the obligations of Subsidiary Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

Section 9.03. Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

Section 9.05. Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.06. Moneys Held by Trustee. Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall, subject to applicable abandoned property law, be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantee.

(a) Each Subsidiary Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, including all Indenture Obligations, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.

Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(b) Each Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor shall not be discharged as to the Notes except by complete performance of the obligations contained in such Note, this Indenture and such Subsidiary Guarantee. Each Subsidiary Guarantor acknowledges that the Subsidiary Guarantee is a guarantee of payment and not of collection. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor’s Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.

(d) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e) The execution by each Subsidiary Guarantor of this Indenture or a Supplemental Indenture evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of such Subsidiary Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 10.02. Severability. In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. Limitation of Liability. Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, will not result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting such fraudulent transfer or conveyance.

Section 10.04. Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor under a Subsidiary Guarantee, such Subsidiary Guarantor will be entitled to a contribution from any other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP.

Section 10.05. Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided, however, that if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.06. Reinstatement. Each Subsidiary Guarantor hereby agrees (and each Person who becomes a Subsidiary Guarantor shall agree) that the Subsidiary Guarantee provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Subsidiary Guarantor.

Section 10.07. Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Subsidiary Guarantee and waiver pursuant to its respective Subsidiary Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, or as otherwise required by the Trust Indenture Act, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes; provided that in the event this Indenture has been qualified under the Trust Indenture Act, the Trust Indenture Act shall be applicable to, and shall govern, this Indenture and the Notes.

Section 11.02. Holder Communications; Holder Actions.

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act. Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived and such disclosure shall not be deemed to be a violation of existing law.

(b) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient. The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03. Notices. Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company and/or any Subsidiary Guarantor:

Hologic, Inc.

250 Campus Drive

Marlborough, Massachusetts 01752

Attn: Treasurer

Fax: (781) 282-0669

With a copy (which shall not constitute notice) to:

Brown Rudnick LLP

1 Financial Center

Boston, Massachusetts 02111

Attn: Philip J. Flink

Fax: (617) 289-0427

If to the Trustee:

Wells Fargo Bank, National Association

1 Independent Drive, Suite 620

Jacksonville, Florida 32202

Attention: Corporate, Municipal and Escrow Services

Fax: (904) 351-7266

Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company, and Subsidiary Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions; provided that such reliance was in good faith. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other applicable Depositary procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), the Company shall furnish to the Trustee:

(a) an Officers’ Certificate (which must include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which must include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate and Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.12) must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee or stockholder of the Company or any of the Subsidiary Guarantors, as such, will have any liability for any of the Company’s or such Subsidiary Guarantor’s obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08. Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

Section 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 4.10.

Section 11.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12. Counterpart Originals. The parties may execute any number of copies of this Indenture by manual or facsimile signature. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13. Table of Contents, Headings, Etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.14. USA Patriot Act. The Company and the Subsidiary Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 11.15. Calculations. The Company shall be responsible for making all calculations called for under the Notes or this Indenture. The Company shall provide a copy of its calculations to each of the Trustee and the Paying Agent (if other than the Trustee), and each of the Trustee and the Paying Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification.

Section 11.16. Legal Holidays. In any case an Interest Payment Date, Change of Control Repurchase Date, Redemption Date, maturity date or any other date of any payment required to be made on the Notes shall be a Legal Holiday, then each such payment need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the date of such payment and no additional interest shall accrue as a result of such delay in payment.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HOLOGIC, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

BIOLUCENT, LLC

By:	Cytyc Corporation Its: Sole Member

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYNOSURE, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC CORPORATION

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC PRENATAL PRODUCTS CORP.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC SURGICAL PRODUCTS, LLC

By:	Cytyc Corporation Its: Sole Member

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

DIRECT RADIOGRAPHY CORP.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE INCORPORATED

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE PRODESSE, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE SALES & SERVICE, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

HOLOGIC (MA), LLC

By:	Cytyc Corporation, Its: Sole Member

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

SUROS SURGICAL SYSTEMS, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

EXHIBIT A

[FORM OF NOTE]

[FACE OF NOTE]

CUSIP No. [            ]

HOLOGIC, INC.

No. [ ]	[Initially][1] $[ ]

4.625% Senior Notes due 2028

HOLOGIC, INC., a Delaware corporation, as issuer (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [                    ] [CEDE & CO.]1, or its registered assigns, the principal sum of                     DOLLARS ($                    ) [(or such other amount as indicated on the Schedule of Exchanges of Notes attached hereto)]1 on February 1, 2028.

Interest Rate: 4.625% per annum.

Interest Payment Dates: February 1 and August 1, commencing on August 1, 2018.

Regular Record Dates: January 15 and July 15.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes
[1]	For Global Notes
[1]	For Global Notes

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

HOLOGIC, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 4.625% Senior Notes due 2028 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [            ], 20[    ]

[FORM OF REVERSE OF NOTE]

HOLOGIC, INC.

4.625% SENIOR NOTE DUE 2028

1. Principal and Interest.

The Company promises to pay the principal of this Note on February 1, 2028.

The Company promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 4.625% per annum. Interest will accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [            ], 20[    ] to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on each February 1 and August 1, commencing on August 1, 2018, to the Holders of record of the Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date). Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 4.625%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, subject to certain exceptions.

3. Indenture; Subsidiary Guarantees.

The Company issued the Notes under an Indenture dated as of January 19, 2018 (the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. This is one of the Notes of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.

4. Optional Redemption. This Note is subject to redemption, and may be the subject of an offer to purchase, as further described in the Indenture.

5. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.

6. Amendment, Supplement, Waiver, Etc. Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

8. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐  (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐  (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT REPURCHASE

If you wish to have all of this Note repurchased by the Company pursuant to Section 4.09 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note repurchased by the Company pursuant to Section 4.09 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) below:

$                    .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

[1]	For Global Notes

EXHIBIT B

[FORM OF RESTRICTED LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT:

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY:

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

B-1

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2

EXHIBIT C

[FORM OF DTC LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT D

Regulation S Certificate

            , 20

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:	Hologic, Inc.
4.625% Senior Notes due 2028 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of January 19, 2018 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT E

Rule 144A Certificate

            , 20

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:	Hologic, Inc.

4.625% Senior Notes due 2028 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

of January 19, 2018 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

F-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT F

Institutional Accredited Investor Certificate

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:	Hologic, Inc.

4.625% Senior Notes due 2028 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

of January 19, 2018 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $100,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $100,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT G

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

OR

[Name of DTC Participant]

Re:	Hologic, Inc.

4.625% Senior Notes due 2028 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

of January 19, 2018 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $            principal amount of Notes issued under the Indenture and represented by an Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:	Hologic, Inc.

4.625% Senior Notes due 2028 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

of January 19, 2018 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by an Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $            principal amount of Notes represented by the Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

SUPPLEMENTAL INDENTURE

dated as of             , 20

among

Hologic, Inc.,

The Subsidiary Guarantor(s) Party Hereto

and

Wells Fargo Bank, National Association,

as Trustee

4.625% Senior Notes due 2028

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             , 20    , among HOLOGIC, INC., a Delaware corporation (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each, an “Undersigned”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of January 19, 2018 (the “Indenture”), relating to the Company’s 4.625% Senior Notes due 2028 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause its Restricted Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof.

Section 3. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE COMPANY, THE UNDERSIGNED AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

I-1

Section 4. This Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Subsidiary Guarantee of the Undersigned or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Undersigned. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

I-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HOLOGIC, INC., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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